Exhibit 99

                     LUBY'S ANNOUNCES FOURTH QUARTER RESULTS

                     SAME-STORE SALES GROWTH OF 7.2 PERCENT

    HOUSTON, Oct. 18 /PRNewswire-FirstCall/ -- Luby's, Inc. (NYSE: LUB) today announced unaudited financial results for its fourth quarter and fiscal 2005, which ended on August 31, 2005. Fiscal year 2005 was a 53 week year for Luby's, with the extra week occurring in the fourth quarter. The fourth quarter of fiscal 2005 was a 17 week period compared to a 16 week period in the fourth quarter of fiscal 2004.

    Sales in the fourth quarter of fiscal 2005 were $105.4 million, an increase of 13.8% compared to the fourth quarter of fiscal 2004. Excluding the additional week, same-store sales growth for the fourth quarter of fiscal 2005 were 7.2%. All of the Company's sales during the fourth quarter were characterized as same-store sales. The Company reported a net loss of $1.9 million, or $0.08 per share fully diluted, in the fourth quarter of fiscal 2005 compared to net income of $3.0 million, or $0.13 per share fully diluted, in the fourth quarter of fiscal 2004. The fourth quarter net loss in fiscal 2005 was primarily attributed to the one time non-cash charge of $8.0 million to net income in the fourth quarter. This charge represented the write-off of the unamortized portion of the discount associated with the conversion feature of the subordinated convertible notes held by Chris and Harris Pappas, which were converted to common stock in August 2005.

    Luby's reduced its outstanding debt by $16.3 million during the fourth quarter and decreased its total debt to $13.5 million as of August 31, 2005. The Company also has a new three year, unsecured revolving credit facility in the amount of $45 million with the capacity to expand up to $60 million, which replaced the Company's prior $50 million secured revolving line of credit.

    "We are pleased to announce our seventh consecutive quarter and second consecutive fiscal year of same-store sales growth," said Chris Pappas, President and CEO. "Financially, we have reduced total debt, restructured our credit facility, reduced our interest rates and created greater flexibility for the Company. Operationally we remain committed to enhancing our restaurants, increasing same store-sales and improving our customers' dining experience."

    Income from operations in the 17 week fourth quarter fiscal 2005 was $9.4 million, an increase of 192.9% compared to $3.2 million for the fourth quarter of fiscal 2004. EBITDA in the 17 week fourth quarter fiscal 2005 was $13.6 million, an increase of 52.3% compared to EBITDA of $9.0 million in the fourth quarter of fiscal 2004.

    Total prime costs of food and labor in the fourth quarter of fiscal 2005 were 61.3% of sales, an improvement compared to 65.5% in the fourth quarter of fiscal 2004. The improvement in food costs came from the Company's ability to partially offset higher commodity prices for beef, poultry and dairy by promoting combination meals with favorable cost structures. The improvement in labor costs was primarily the result of a reduction in worker compensation expense and enhanced productivity due to higher sales and effective labor deployment. Other operating expenses were 18.6% of sales in the fourth quarter of fiscal 2005 compared to 18.6% of sales in the same quarter of fiscal 2004. General and Administrative costs were 7.1% of sales in the fourth quarter of 2005 compared to 6.2% of sales in the fourth quarter of fiscal 2004. This increase was driven by increased professional service costs related to Sarbanes Oxley and the implementation of new technical systems.

    Fiscal year 2005 sales were $322.2 million, an increase of 8.2% compared to $297.8 million in fiscal 2004. Excluding the additional week in 2005, same-store sales growth for fiscal 2005 was 6.1%. All of the Company's sales during fiscal 2005 were characterized as same-store sales. Net income in fiscal 2005 was $3.4 million, or $0.15 per share fully diluted, compared to a loss of $6.0 million, or $0.26 per share fully diluted, in fiscal 2004.

    Income from operations in the 53 week fiscal year 2005 was $19.8 million, an increase of 139.8% compared to $8.2 million in fiscal 2004. EBITDA in the 53 week fiscal year 2005 was $34.8 million, an increase of 31.7% compared to EBITDA of $26.4 million in fiscal 2004.

    "Fiscal 2005 was a year of strong improvement for Luby's financial results which were a direct result of our employee's hard work over the last four years implementing efficiencies into the business and improving execution," said Chris Pappas, President and CEO. "In fiscal 2006 we will continue our focus on same-store sales growth in our existing units while developing two new stores that will open in fiscal 2007."

    Conference Call
    The company will host a conference call at 10:00 a.m. Central on October 18, 2005 to discuss financial results for the quarter. Those interested in participating may call (866) 613-5217 and use the pin code 6720611. A replay of the call will be available approximately two hours following the call through October 25, 2005. The replay number is (866) 453-6660 and the pin code is 206511. A live audio webcast of the conference call will be available via the Company's website at http://www.lubys.com/aboutusEvents.asp for all interested parties to listen online. A replay of the webcast will also be available on the Company's website soon after the call is concluded.

    About Luby's
    Luby's provides its customers with delicious, home-style food, value pricing, and outstanding customer service at its 131 restaurants in Dallas, Houston, San Antonio, the Rio Grande Valley, and other locations throughout Texas and other states. For more information about Luby's, visit the Company's website at http://www.lubys.com.

    Prior period results have been reclassified to show the retroactive effect of discontinued operations per the new business plan. Reclassification facilitates more meaningful comparability to the Company's current information. As stores are closed in the future and presented in discontinued operations, quarterly and annual financial statements, where applicable, will be reclassified for further comparability.

    Certain reclassifications of prior period results have been made to conform to current year presentation. In this regard, store management compensation has been reclassified from "Other Operating Expenses" to "Payroll and Related
Costs" to provide comparability to financial results reported by our peers in the industry. These amounts were $11.1 million and $9.7 million for the quarters ended August 31, 2005 and August 25, 2004 respectively. These amounts were $33.7 million and $30.8 million for the fiscal years ended August 31, 2005 and August 25, 2004 respectively.

                Consolidated Statements of Operations (unaudited)
                      (In thousands except per share data)

                                              Quarter Ended                 Fiscal Year Ended
                                       ----------------------------    ----------------------------
                                        August 31,      August 25,      August 31,      August 25,
                                           2005            2004            2005            2004
                                        (119 days)      (112 days)      (371 days)      (364 days)
                                       ------------    ------------    ------------    ------------
SALES                                  $    105,423    $     92,646    $    322,151    $    297,849

COSTS AND EXPENSES:

 Cost of food                                27,641          24,941          86,280          79,923
 Payroll and related
  costs                                      37,028          35,784         115,481         112,961
 Other operating expenses                    19,598          17,258          64,796          59,447
 Depreciation and
  amortization                                4,475           4,938          15,054          16,259
 Relocation and voluntary
  severance costs                                14             860             669             860
 General and administrative
  expenses                                    7,513           5,703          20,750          19,748
(Reversal of) Provision
  for asset impairments
  and restaurant closings                      (236)            (44)           (632)            413

                                             96,033          89,440         302,398         289,611

INCOME FROM OPERATIONS                        9,390           3,206          19,753           8,238

 Interest expense                            (9,201)         (1,657)        (11,636)         (8,094)
 Other income, net                              116           1,989             574           2,689
Income from continuing
 operations before income
 taxes                                          305           3,538           8,691           2,833
 Provision for income taxes                     117               -             117               -
Income from continuing
 operations                                     188           3,538           8,574           2,833
 Discontinued operations                     (2,048)           (529)         (5,126)         (8,811)

NET (LOSS) INCOME                      $     (1,860)   $      3,009    $      3,448    $     (5,978)

Income per share -
 before discontinued
 operations - basic                    $       0.01    $       0.16    $       0.38    $       0.13
            - assuming
              dilution                         0.01            0.15            0.37            0.13

Loss per share - from
 discontinued operations
            - basic                    $      (0.09)   $      (0.02)   $      (0.23)   $      (0.39)
            - assuming
              dilution                        (0.09)          (0.02)          (0.22)          (0.39)

Net income (loss) per share
            - basic                    $      (0.08)   $       0.13    $       0.15    $      (0.26)
            - assuming
              dilution                        (0.08)           0.13            0.15           (0.26)

Weighted average shares outstanding:
            - basic                          22,696          22,472          22,608          22,470
            - assuming
              dilution(a)                    23,849          22,993          23,455          22,619

(a) Convertible subordinated notes have been excluded as anti dilutive because of the income effect of the $8.0 million charge related to their August 31, 2005 conversion. Had these shares been included they would have increased the quarterly and annual weighted average shares outstanding for the diluted earnings per share calculation by 3.225 million shares.

                           Consolidated Balance Sheets
               (In thousands, except share and per share amounts)

                                                                             August 31,      August 25,
                                                                                2005            2004
                                                                            ------------    ------------
                                                                            (Unaudited)
ASSETS
Current Assets:
 Cash and cash equivalents                                                  $      2,789    $      3,311
 Short-term investments                                                            1,667           2,284
 Trade accounts and other receivables, net                                           151             101
 Food and supply inventories                                                       2,215           2,092
 Prepaid expenses                                                                  1,639           1,028
 Deferred income taxes                                                               865           1,073
  Total current assets                                                             9,326           9,889
 Property, plant, and equipment, net                                             186,009         194,042
 Property held for sale                                                            9,346          24,594
 Other assets                                                                      1,533           3,756
 Total assets                                                               $    206,214    $    232,281

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
 Accounts payable                                                           $     17,759    $     15,888
 Accrued expenses and other liabilities                                           16,870          18,006
  Total current liabilities                                                       34,629          33,894
Credit facility debt                                                              13,500          28,000
Term debt                                                                              -          23,470
Convertible subordinated notes, net-related party                                      -           2,091
Other liabilities                                                                  8,760          10,215
Deferred income taxes                                                              5,039           5,061
  Total liabilities                                                               61,928         102,731

SHAREHOLDERS' EQUITY
Common stock, $.32 par value; authorized 100,000,000 shares, issued
 27,610,708 Shares at August 31, 2005 and 27,410,567 shares at August 25,
 2004, respectively                                                                8,835           8,771
Paid-in capital                                                                   44,526          43,564
Retained earnings                                                                126,529         181,986
Less cost of treasury stock, 1,676,403 shares
 at August 31, 2005 and 4,933,063 shares at
 August 25, 2004                                                                 (35,604)       (104,771)

Total shareholders' equity                                                       144,286         129,550

Total liabilities and shareholders' equity                                  $    206,214    $    232,281

    The Company's operating performance is evaluated using several measures. One of those measures, EBITDA, is a non-GAAP financial measure that is derived from the Company's Income (Loss) From Operations, which is a GAAP measurement. EBITDA has historically been used by the Company's lenders to measure compliance with certain financial debt covenants and the Company believes that EBITDA provides a meaningful measure of liquidity, providing additional information regarding the Company's cash earnings from ongoing operations and the Company's ability to service its long-term debt and other fixed obligations. The Company's senior debt agreements define EBITDA as the consolidated income (loss) from operations set forth in the Company's consolidated statements of operations before depreciation, amortization, other noncash expenses, interest expense, taxes, noncash income and extraordinary gains or losses, and other nonrecurring items of income or expense as approved by the required lenders.

    The following table reconciles the Company's non-GAAP financial measure, EBITDA, with Income (Loss) from Operations, prepared in accordance with GAAP.

                                              Quarter Ended                 Fiscal Year Ended
                                       ----------------------------    ----------------------------
                                        August 31,      August 25,      August 31,      August 25,
                                           2005            2004            2005            2004
                                        (119 days)      (112 days)      (371 days)      (364 days)
                                       ------------    ------------    ------------    ------------
                                                              (In thousands)
Income from operations                 $      9,390    $      3,206    $     19,753    $      8,238
Plus excluded items:
 Reversal of provision for
  asset impairments and
  restaurant closings                          (236)            (44)           (632)            413
 Relocation and voluntary
  severance costs                                14             860             669             860
 Depreciation and
  amortization                                4,475           4,938          15,054          16,259
 Noncash executive
  compensation expense                            -               -               -             679

EBITDA                                 $     13,643    $      8,960    $     34,844    $     26,449

    While the Company and many in the financial community consider EBITDA to be an important measure of operating performance, it should be considered in addition to, but not as a substitute for or superior to, other measures of financial performance prepared in accordance with U.S. generally accepted accounting principles, such as operating income, net income and cash flow from operating activities. In addition, the Company's definition of EBITDA is not necessarily comparable to similarly titled measures reported by other companies.

    The company wishes to caution readers that various factors could cause its actual financial and operational results to differ materially from those indicated by forward-looking statements made from time to time in news releases, reports, proxy statements, registration statements, and other written communications, as well as oral statements made from time to time by representatives of the company. Except for historical information, matters discussed in such oral and written communications are forward-looking statements that involve risks and uncertainties, including but not limited to general business conditions, the impact of competition, the success of operating initiatives, changes in the cost and supply of food and labor, the seasonality of the company's business, taxes, inflation, governmental regulations, and the availability of credit, as well as other risks and uncertainties disclosed in periodic reports on Form 10-K and Form 10-Q.

SOURCE  Luby's, Inc.
    -0-                             10/18/2005
    /CONTACT:  Rick Black of Luby's, Inc., +1-713-329-6808 /
    /Web site:  http://www.lubys.com /
    (LUB)